UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2022

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)
(441) 496-2600
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $0.0125 per share	AXS	New York Stock Exchange
Depositary shares, each representing a 1/100th interest in a 5.50% Series E preferred share	AXS PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Amendment No. 2 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by AXIS Capital Holdings Limited, a Bermuda company (the “Company”), on December 20, 2022 (the “Original Form 8-K”), which announced that Vincent Tizzio has been appointed to succeed Albert Benchimol as Chief Executive Officer, President and Class III director, effective as of the close of business on May 4, 2023, the date of the Company’s annual general meeting. On January 27, 2023, the Company filed an Amendment No. 1 to the Original Form 8-K, which disclosed the treatment of Mr. Benchimol’s outstanding equity awards at the end of his term of employment.

On April 11, 2023, in connection with Mr. Tizzio's appointment as Chief Executive Officer of the Company, Mr. Tizzio, AXIS Specialty U.S. Services, Inc., a subsidiary of the Company, and the Company entered into an employment agreement (the “Employment Agreement”) with a term of May 4, 2023 through December 31, 2026, with automatic successive one year renewal periods unless either party gives prior notice of non-renewal under the Employment Agreement. Under the Employment Agreement, Mr. Tizzio’s annual base salary will be $1,000,000, and he will be eligible to participate in the Company’s non-equity incentive plan at an incentive target of 160% of his annual base salary. Mr. Tizzio will be eligible to participate in the Company’s Executive Long-Term Equity Compensation Plan (as amended and restated from time to time). In addition, Mr. Tizzio will be entitled to participate in the employee benefit plans that the Company customarily makes available to its executive officers. Mr. Tizzio will receive a promotional equity award valued at $2,700,000, consisting of 40% time-based restricted stock units and 60% performance stock units. The Employment Agreement also includes severance arrangements in the event that Mr. Tizzio’s employment is terminated upon his death or disability, by the Company without cause (which includes a non-renewal of the Employment Agreement by the Company) or by Mr. Tizzio with good reason.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Document
10.1	Employment Agreement dated April 11, 2023 by and between AXIS Specialty U.S. Services, Inc., AXIS Capital Holdings Limited and Vincent Tizzio
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 14, 2023

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Conrad D. Brooks
Conrad D. Brooks
General Counsel